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                                                                     EXHIBIT 3.3


                           CERTIFICATE OF CORRECTION
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           SEARCH CAPITAL GROUP, INC.


     The undersigned, Search Capital Group, Inc. (the "Corporation"), for the purpose of correcting its Restated Certificate of Incorporation, as presently in effect, does hereby make and execute this Certificate of Correction (the "Correction") and does hereby certify that:

     1.   The name of the Corporation is Search Capital Group, Inc.

     2. This Correction shall correct the Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of Delaware on July 29, 1996.

     3. On Page 2 of the Restated Certificate of Incorporation, the last two lines of Article FOURTH, Section 2 of the Certificate of Designations for the 12% Senior Convertible Preferred Stock were missing and the section did not reflect a complete paragraph. This Correction will incorporate the completed paragraph.

     4. Article FOURTH, Section 2 of the Certificate of Designations for the 12% Senior Convertible Preferred Stock should therefore be corrected to read in its entirety as follows:

     Article FOURTH:

          SECTION 2. Number of Shares. The number of shares of 12% Preferred Stock is 400,000 of the par value of $0.01 per share with a liquidation preference of $5.00 per share which number of shares the Board of Directors may increase or decrease but may not decrease below the number of shares of the series then outstanding.

     IN WITNESS WHEREOF, this Certificate of Correction to the Restated Certificate of Incorporation has been executed by the Corporation by its President and attested by its Secretary, and each of them does hereby affirm and acknowledge, under penalties of perjury, that this Certificate of Correction is the act and deed of the Corporation and that the facts stated herein are true.

     DATED: August 15, 1996

                                       SEARCH CAPITAL GROUP, INC.


[CORPORATE SEAL]
                                       By:            /s/ George C. Evans
                                                ------------------------------
                                       Name:    George C. Evans
                                       Title:   Chairman, President and Chief
                                                Executive Officer

ATTEST:

   /s/ Ellis A. Regenbogen
-----------------------------
Ellis A. Regenbogen
Secretary